Exhibit 10.2

TRANSPORTATION SERVICE AGREEMENT
Contract Identification FT9158

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR PIPELINE COMPANY (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.         EFFECTIVE DATE: March 14, 2008

2.         CONTRACT IDENTIFICATION: FT9158 (RELEASING CONTRACT ID: FT2321)

3.         RATE SCHEDULE: FT

4.         SHIPPER TYPE: Interstate PI

5.         STATE/PROVINCE OF INCORPORATION: Delaware

6.         TERM: April 01, 2009 to October 31, 2014, Timely

7.         EFFECT ON PREVIOUS CONTRACTS:
This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): N/A

8.	MAXIMUM DAILY QUANTITY (Dth/Day): 44,000 Summer Only (April through October)
Please see Appendix A for further detail.

9.         RATES:

Unless Shipper and Transporter have agreed to a Discounted Rate, pursuant to Section 19.2 of the General Terms and Conditions, or to a Negotiated Rate, pursuant to Section 4.5 of the Rate Schedule named above, rates shall be Transporter's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Discounted Rate shall be set forth in this Paragraph 9. Provisions governing a Negotiated Rate shall be set forth on Appendix B hereto.

The applicable rates and charges will be the maximum allowable rates and charges under Rate Schedule FT, including any applicable surcharge reflecting incremental pricing for all or a portion of this service, unless otherwise agreed to in writing by Transporter. Such surcharges are listed on tariff sheet 4A of Transporters FERC Gas Tariff, Second Revised Volume No. 1. The surcharges applicable to this service are those listed for contract:

    FT2321 or any superseding service.

10.       POINTS OF RECEIPT AND DELIVERY:
The primary receipt and delivery points are set forth on Appendix A.

11.	RELEASED CAPACITY:

Capacity rights for this Agreement were released from DYNEGY MARKETING & TRADE INC. (Releasing Shipper) pursuant to Section 15 of Transporter’s General Terms and Conditions.  Accordingly, Shipper is a Replacement Shipper as that term is defined therein.

12.
INCORPORATION OF TARIFF INTO AGREEMENT:
This Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and the applicable Rate Schedule (as stated above) set forth in Transporter's FERC Gas Tariff, Second Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Second Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same.

13.
MISCELLANEOUS:
No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.
OTHER PROVISIONS:
It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

Upon termination of this Agreement, Shipper's and Transporter's obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

Right to Amend primary Points: No

15.	NOTICES AND COMMUNICATIONS:
All notices and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address(es) as may be designated in writing:

ADMINISTRATIVE MATTERS Great Lakes Gas Transmission Limited Partnership 5250 Corporate Drive Troy, MI 48098 Attn: Transportation Services	ANR PIPELINE COMPANY 717 Texas Avenue Suite 2400 Houston, TX 77002-2761 Attn:
PAYMENT BY ELECTRONIC TRANSFER Great Lakes Gas Transmission Limited Partnership JPMorgan Chase Bank, Detroit, MI ABA No: 072000326 Account No: 07308-43	ANR PIPELINE COMPANY Attn: Pearline Mcmahon
AGREED TO BY:
GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company Operator and Agent for Great Lakes Gas Transmission Limited Partnership	ANR PIPELINE COMPANY

By:	/s/ Joseph E. Pollard Joseph E. Pollard Title: Director, Transportation Services	By:	/s/ Gary C. Charette Gary C. Charette Title: Vice-President, Commercial Operations

APPENDIX A
Contract Identification FT9158

Date: March 14. 2008
Supersedes Appendices Dated: Not Applicable

Shipper: ANR PIPELINE COMPANY

Summer Only (April through October), Winter MDQ is 0 (zero)

Maximum Daily Quantity (Dth/Day) per Location:
Begin Date	End Date	Point(s) of Primarv Receipt	Point(s) of Primarv Delivery	MDQ	(MAOP)
04/01/2009	10/31/2014	Farwell	St. Clair	44,000	974